EXHIBIT 23.3

                          CONSENT OF SHERMAN A. DRUSIN



         The undersigned consents to the reference to him under the caption "Management" in the Registration Statement (Form SB-2) and related Prospectus of Niche Pharmaceuticals, Inc. (the "Company") covering the registration of 1,725,000 of the Company's Common Shares and 130,000 of the Company's Warrants.


Melville, New York
December 12, 1996


                                              /s/ Sherman A. Drusin
                                             SHERMAN A. DRUSIN